UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008
__________________________

WACHOVIA AUTO OWNER TRUST 2008-A
(Exact name of registrant as specified in its charter)

WDS RECEIVABLES LLC
(Exact name of depositor as specified in its charter)

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact name of sponsor as specified in its charter)
__________________________

Delaware (State or other jurisdiction of incorporation)	333-138043-04 333-138043 (Commission File Number)	26-0776156 20-4539495 (IRS Employer Identification No.)
___________________________

c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890-1605
Attn:  Corporate Trust Administration
(302) 636-6000
(Address of principal executive offices of registrant including zip code and phone number)
N/A
(Former name or former address, if changed since last report)

444 East Warm Springs Road, Suite 116
Las Vegas, Nevada 89119
(702) 407-4317
 (Address of principal executive offices of depositor including zip code and phone number )
N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.05           Securities Act Updating Disclosure.

The tables attached hereto as exhibit 99.1 illustrate, as of June 14, 2008, the distribution of the receivables transferred from WDS Receivables LLC to Wachovia Auto Owner Trust 2008-A on June 19, 2008 by (i) original term to maturity, (ii) remaining term to maturity, (iii) state of obligor mailing address, (iv) financed vehicle model year, (v) contract rate, (vi) original principal balance and (vii) remaining principal balance.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WDS RECEIVABLES LLC
By:	/s/ Keith Ford
Name: Keith Ford
Title: Assistant Vice President

Dated:  June 23, 2008

Exhibit Index

Exhibit	Description
99.1
Tables showing as of June 14, 2008 (the “Cutoff Date”), the distribution of the receivables transferred from WDS Receivables LLC to Wachovia Auto Owner Trust 2008-A on June 19, 2008 by (i) original term to maturity, (ii) remaining term to maturity, (iii) state of obligor mailing address, (iv) financed vehicle model year, (v) contract rate, (vi) original principal balance and (vii) remaining principal balance.